UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)           (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 1, 2017, Net 1 UEPS Technologies, Inc. (the “Company”) announced that effective March 1, 2018, Alex Smith, 48, will be appointed Chief Financial Officer, Secretary and Treasurer of the Company. Since 2008, Mr. Smith has served as Director and Chief Financial Officer since 2008 of Allied Electronics Corporation Limited (“Altron”), a Johannesburg Stock Exchange (JSE)-listed company. In his role at Altron, Mr. Smith has been responsible for all financial matters within the Altron group, and played a key role in the restructuring and recapitalization of the group and the establishment of various governance structures. Prior to joining Altron, Mr. Smith worked in various positions at PricewaterhouseCoopers in Edinburgh, Scotland and Johannesburg from 1996 to 2005, initially as trainee accountant and later as audit manager and Associate Director of the Transaction Services department focused on providing specialized corporate finance services. Mr. Smith holds a Bachelor of Law (Honours) degree from the University of Edinburgh and is a member of the Institute of Chartered Accountants of Scotland.

In connection with this appointment, Mr. Smith and the Company signed an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Smith will receive an annual base salary of $375,000, which will be paid in South African Rand (ZAR). Mr. Smith will also receive a signing bonus of ZAR 3,000,0000 and a number of restricted shares equal to ZAR 3.5 million divided by the Company’s volume-weighted average share price on the JSE during January 2018. Both the cash signing bonus and the restricted shares will be subject to forfeiture if Mr. Smith’s employment terminates for any reason prior to January 31, 2020. Mr. Smith will be eligible to receive an annual bonus/cash incentive award, subject to the Remuneration Committee’s determination of the qualitative and quantitative components of such award. In addition, Mr. Smith will be eligible to participate in and receive awards under the Amended and Restated Stock Incentive Plan of Net 1 UEPS Technologies, Inc. with the terms and conditions of any such awards subject to the discretion of the Remuneration Committee.

There are no family relationships between Mr. Smith and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Smith that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On December 1, 2017, the Company issued a press release announcing the future appointment of Mr. Smith as the Company’s Chief Financial Officer, Secretary and Treasurer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: December 1, 2017	By: /s/ Herman G. Kotzé
	Name:	Herman G. Kotzé
	Title:	Chief Executive Officer,
Chief Financial Officer, Treasurer and
Secretary